Exhibit 10.4

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”) is made and entered into as of August 5, 2005, by and between Wm. Stacy Locke (“Locke”) and Pioneer Drilling Company, a Texas corporation (“Pioneer”).

WHEREAS, Locke and Pioneer are parties to the Executive Employment Agreement dated as of April 25, 1995, as amended by the First Amendment to Executive Employment Agreement dated as of November 16, 1998 by and between Locke and Pioneer and further amended by the Second Amendment to Executive Employment Agreement dated as of August 21, 2004 by and between Locke and Pioneer (as so amended, the “Employment Agreement”); and

WHEREAS, on August 5, 2005, Pioneer’s Compensation Committee adopted the Pioneer Drilling Services, Ltd. Executive Severance Plan (the “Severance Plan”), which is intended to (i) provide some protection to Locke (among others) for loss of salary and benefits in the event of certain involuntary terminations or changes in control of Pioneer and (ii) supersede the terms of the Employment Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.             Termination of Employment Agreement and Release.  The Employment Agreement and the obligations of Locke and Pioneer thereunder are hereby terminated in their entirety, effective as of the date hereof.  Locke hereby unconditionally and irrevocably releases and forever discharges, to the fullest extent permitted by applicable law, Pioneer and all past, present and future officers, directors, employees, agents, counsel, representatives and subsidiaries of Pioneer, respectively (collectively, the “Released Parties”), from any and all liabilities, obligations, claims, demands, actions or causes of action, suits, judgments or controversies of any kind whatsoever under or pursuant to the Employment Agreement (collectively, “Claims”) against Pioneer and its subsidiaries, if any, or any of them that arises out of or is based on any act or failure to act (including any act or failure to act that constitutes ordinary or gross negligence or reckless or willful, wanton misconduct), misrepresentation, omission, transaction, fact, event or other matter occurring prior to the date hereof (whether based on any law, statute, code, rule, regulation, judgment, decree, award authorization or other requirement of any court, agency or other governmental authority or any right of action, at law or in equity or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued) under or pursuant to the Employment Agreement (collectively, the “Matters”).  Locke further agrees not to file or bring any suit, proceeding, claim, grievance or other action before any court, agency or other governmental authority on the basis of or respecting any Claim concerning any Matter against any Released Party.

2.             Competency.  Locke (a) acknowledges that he fully comprehends and understands all the terms of this Agreement and their legal effects and (b) expressly represents and warrants that (i) he has executed this Agreement voluntarily and without reliance on any statement or representation of any Released Party or its representatives and (ii) he had the opportunity to consult with an attorney of his choice regarding this Agreement.

3.             Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

4.             Severability. If any provision of this Agreement is held invalid or unenforceable, all other provisions will not be affected. With respect to the provision held invalid or unenforceable, the parties to this Agreement will amend this Agreement as necessary to effect the original intent of the parties to this Agreement as closely as possible.

5.             Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Texas, without regard to principles of conflict of laws thereof that would result in the application of the laws of any other jurisdiction.

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly signed as of the date first above written.

WM. STACY LOCKE

By:	/s/ Wm. Stacy Locke
Wm. Stacy Locke

PIONEER DRILLING COMPANY

By:	/s/ William D. Hibbetts
William D. Hibbetts
Senior Vice President, Chief Financial Officer and Secretary